SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2016

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
222 Robert Rose Drive
Murfreesboro, Tennessee 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The paragraph entitled “Recent Legislation Modifying Several of the Rules Applicable to REITs-Reduction in Built-in Gains Period” of Exhibit 99.1 to the Current Report on Form 8-K of National Health Investors, Inc. filed with the Securities and Exchange Commission on February 19, 2016, is amended and restated in its entirety as follows:

“Reduction in Built-in Gains Period. The PATH Act reduced, for taxable years beginning in 2015 and later, the recognition period or “built-in gains” period (i.e., the period during which gains from the sale or disposition of property acquired by a REIT from a C corporation in a tax-free merger or other carryover basis transaction is subject to C corporation tax) from 10 years to 5 years.

On June 7, 2016, the Internal Revenue Service and the Treasury Department issued temporary regulations that changed the recognition period or “built-in gains” period described in the discussion above. For any property acquired by us with built-in gain (i.e., property acquired by us from a C corporation in a carryover basis transaction that has a fair market value in excess of its adjusted basis at the time of acquisition) prior to August 8, 2016, the recognition period applicable to us with respect to any such property is the five-year period beginning on the day such property was acquired. For any property with built-in gain that is acquired by us on or after August 8, 2016, the recognition period will be the ten-year period beginning on the day the property was acquired.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/ Roger R. Hopkins
Name:	Roger R. Hopkins
Title:	Chief Accounting Officer
Date:	August 8, 2016